UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2022

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Liberty Latin America Ltd. (the “Company”) approved an amended and restated employment agreement with Balan Nair, the Company's President and Chief Executive Officer, which will become effective July 28, 2022 (the “2022 Employment Agreement”), as well as increases to his 2022 base salary, annual bonus target and annual equity award target. The 2022 Employment Agreement will replace the employment agreement, dated as of November 1, 2017, by and among the Company, LiLAC Communications, Inc. and Mr. Nair, which had an initial term scheduled to expire on December 29, 2022.

Term. The 2022 Employment Agreement provides for a five-year term commencing July 28, 2022 and ending on July 28, 2027 (the “Initial Term”), during which Mr. Nair will continue to serve as President and Chief Executive Officer of the Company. After this initial five-year term, the 2022 Employment Agreement automatically renews for successive one-year terms unless either party provides at least 180 days written notice to the other party of its intention not to renew the term.

Commitment Award. Mr. Nair will receive a one-time commitment award of $750,000 in cash and $1.25 million in Class C (“LILAK”) common shares of the Company in connection with his entry into the 2022 Employment Agreement.

Sign-on LILAB Award. On July 28, 2022, Mr. Nair will also receive a one-time equity commitment award of 625,000 Class B (“LILAB”) common shares of the Company, which will be split into three installments (the “Sign-on LILAB Award”). The first installment, consisting of 125,000 unrestricted shares, will vest on July 28, 2022. The next installment, consisting of 187,500 performance share units (“PSUs”), vests, subject to Mr. Nair’s attainment of his individual performance objectives for 2022, on March 15, 2023. The final installment, consisting of 312,500 PSUs, vests, subject to Mr. Nair’s attainment of his individual performance objectives for 2023, on March 15, 2024.

The Company will have a right of first refusal (“ROFR”) with respect to transfers by Mr. Nair of LILAB shares received by Mr. Nair upon vesting of the Sign-on LILAB Award, including the 125,000 unrestricted shares that vest on July 28, 2022. The Company may exercise its ROFR to buy the LILAB shares from Mr. Nair at the acquirer’s purchase price (the “target price”), with payment in cash or Class A (“LILA”) common shares of the Company. If the Company waives the ROFR, the transfer to the acquirer must occur within 90 days of the waiver at a price equal to or greater than the target price. The ROFR will not apply to transfers pursuant to a business combination with a third party that is approved by the Board or conversions of LILAB shares to LILA shares pursuant to the Company’s Bye-laws. Transfers to “permitted transferees” will not be subject to the ROFR if the transferee agrees to be bound by the same ROFR terms as set forth in the 2022 Employment Agreement for subsequent transfers; provided that any and all subsequent transfers by any “permitted transferee” to any person (including, without limitation, such person’s permitted transferee), will be subject to the ROFR terms as set forth in the 2022 Employment Agreement. For purposes of the ROFR, “permitted transferees” means (i) Mr. Nair’s immediate family, (ii) certain members of the Company’s executive team as long as he or she is employed by the Company or one of its subsidiaries at the time of transfer and (iii) significant beneficial owners of LILAB shares as of July 28, 2022.

Base Salary. Effective January 1, 2022, Mr. Nair’s base salary in the 2022 Employment Agreement is $1.5 million and is subject to annual increase at the discretion of the Committee.

Annual Bonus. Mr. Nair will be entitled to an annual performance bonus opportunity with a target amount of $4.0 million for 2022, increasing by $250,000 each year, and this amount may be adjusted upward at the discretion of the Committee. Payment of the annual performance bonus for any year during the term of the 2022 Employment Agreement is not guaranteed and is dependent upon the Company achieving the performance metrics in the year in question and Mr. Nair achieving his individual objectives established by the Committee, which may contain qualitative and quantitative goals. Mr. Nair will have the opportunity to elect to receive his annual bonus payment in LILA shares and/or LILAK shares of the Company in lieu of cash under the shareholding incentive program of our annual performance bonus plan.

Annual Equity Grants. Under the 2022 Employment Agreement, Mr. Nair will continue to participate in our equity compensation program, and the annual equity awards granted to Mr. Nair may be in the form of PSUs, share appreciation rights (“SARs”) or other forms of equity as determined by the Committee, with the presumption that 50% of Mr. Nair’s annual equity grants will be in PSUs and the other 50% will be in SARs. In addition, Mr. Nair’s annual equity grants will be split into one-third LILA grants and two-thirds LILAK grants, consistent with the Company’s past practice. Beginning in 2023, the target value of his annual equity grant will be $7.25 million, increasing by $250,000 each year through 2026. However, the Committee may, in its sole discretion, increase the target value of Mr. Nair’s annual equity grant each year.

The Committee also approved a $500,000 increase in the target value of Mr. Nair’s 2022 annual equity grant from $6.5 million to $7.0 million, effective July 28, 2022, at which time he will receive grants of 10,417 LILA restricted share units

(“RSUs”), 20,834 LILAK RSUs, 23,132 LILA SARs with a base price of $9.69 per share, and 46,264 LILAK SARs with a base price of $9.63 per share. These RSU and SAR grants will vest in three equal annual installments on March 15 of 2023, 2024 and 2025.

Perquisites. In addition to participating in U.S. employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group based in Denver, Colorado, Mr. Nair is entitled to use the Company’s aircraft for up to 100 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with the Company. In addition, the Company will reimburse up to $50,000 of all reasonable legal fees and expenses incurred by Mr. Nair in connection with the negotiation and execution of the 2022 Employment Agreement.

Termination Payments and Benefits. Mr. Nair will be entitled to the payments and benefits if his employment is terminated under the circumstances described below, subject to the execution of a release by Mr. Nair.

Termination due to Death or Disability.

If Mr. Nair’s employment is terminated as a result of his death or disability, he or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, reimbursement of his business expenses and any accrued vested benefits under the Company’s employee benefit plans (“Accrued Benefits”); (2) a pro-rated annual bonus for the year of the termination based on actual performance; (3) full vesting of all non-performance based equity grants; (4) full vesting of the Sign-on LILAB Award based on actual performance; (5) pro-rated vesting of outstanding annual performance awards, based on (x) target if his termination occurs in the first year of a performance period or (y) actual performance if his termination occurs after the first year of a performance period; and (6) continued health coverage for him and his dependents for up to 18 months. In addition, the Company, in the sole discretion of the Committee, may require Mr. Nair or his estate to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares.

Termination without Cause or by Mr. Nair for Good Reason; Change in Control.

If Mr. Nair’s employment is terminated without cause (as defined in the 2022 Employment Agreement) or by Mr. Nair without good reason (as defined in the 2022 Employment Agreement), he will be entitled to receive: (1) the Accrued Benefits; (2) a pro-rated annual bonus for the year of the termination based on actual performance; (3) severance equal to two times (x) the average of Mr. Nair’s annualized salary for the year of the termination and salary paid for the prior year and (y) the average of the annualized annual bonus for the year of the termination and annual bonus paid or payable for the prior year paid in installments for the next two years; (4) full vesting of all non-performance based equity grants; (5) full vesting of the Sign-on LILAB Award based on actual performance; (6) vesting of outstanding annual performance equity grants, based on actual performance; (7) if the termination occurs before Mr. Nair’s annual equity grants have been granted for the year, a lump sum cash payment equal to 50% of his target grant value for the year of the termination or if such target grant value has not been determined for the year of the termination, the target grant value for the prior year; and (8) continued health coverage for him and his dependents for up to 18 months. In addition, the Company, in the sole discretion of the Committee, may determine to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares.

If Mr. Nair’s employment is terminated without cause or by him for good reason within 13 months of a change in control, he will be entitled to receive: (1) full vesting of his then-unvested equity awards with the Sign-on LILAB Award vesting in full based on actual performance and all other performance awards vesting in full at the greater of target or actual performance; and (2) a lump sum cash payment of severance equal to two times (x) the average of Mr. Nair’s annualized salary for the year of the termination and salary paid for the prior year and (y) the average of the annualized annual bonus for the year of the termination and annual bonus paid or payable for the prior year.

If the Committee determines that the Sign-on LILAB Award was effectively continued or assumed and a termination occurs after the change in control, the PSU portion of the Sign-on LILAB Award will be earned and remain subject to vesting during the service period and (i) if Mr. Nair’s employment is terminated for cause or by him without good reason (and not due to disability), his earned LILAB PSUs will be forfeited or (ii) if Mr. Nair’s employment is terminated without cause, due to death or disability or by him for good reason, his earned LILAB PSUs will vest immediately.

If a change in control occurs and the Committee determines that the Sign-on LILAB Award has not been effectively continued or assumed, the outstanding PSU portion of the Sign-on LILAB Award will be earned and vest immediately.

For purposes of the 2022 Employment Agreement and the Sign-on LILAB Award agreement, a “change in control” means an “Approved Transaction” (which would include a going-private transaction), “Board Change” or “Control Purchase,” each as defined in the Company’s 2018 Incentive Plan (amended and restated effective May 12, 2021).

Other Terminations of Employment.

If Mr. Nair is terminated for cause or he resigns without good reason, he will only be entitled to the Accrued Benefits and no other amounts or benefits will be payable to him under the 2022 Employment Agreement.

In addition, if Mr. Nair’s employment is terminated for any reason (other than due to death or disability, by the Company without cause or by him for good reason), the Company may, in the sole discretion of the Committee, require Mr. Nair to exchange the LILAB shares issued as a result of the vesting of the Sign-on LILAB Award for LILA shares on a one-for-one basis, subject to the following exception. Mr. Nair will not be required to exchange any LILAB shares issued as a result of the vesting of the Sign-on LILAB Award if his employment is terminated due to the expiration of the Initial Term either because he has elected not to remain the President and Chief Executive Officer of the Company following the expiration of the Initial Term or the Company has elected not to renew the 2022 Employment Agreement.

Pursuant to the 2022 Employment Agreement, Mr. Nair is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the 2022 Employment Agreement and for two years after termination of his employment (or for an indefinite period after termination of employment in the case of the restrictive covenants relating to confidentiality).

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2022	LIBERTY LATIN AMERICA LTD.

	By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

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